Exhibit 99.1

FOR IMMEDIATE RELEASE

WESTERN ASSET MORTGAGE CAPITAL CORPORATION

ANNOUNCES SECOND QUARTER 2014 RESULTS

Conference Call and Webcast Scheduled for today at 12:00 p.m. Eastern Time/9:00 a.m. Pacific Time

Pasadena, CA, August 7, 2014 – Western Asset Mortgage Capital Corporation (NYSE: WMC) today reported its results for the second quarter ended June 30, 2014. The Company, which previously declared a $0.67 per share dividend for the quarter, recorded GAAP net income of $67.6 million, or $1.68 per basic and diluted share for the second quarter ended June 30, 2014. Core earnings for the period were $30.0 million, or $0.75 per basic and diluted share1. Core earnings plus drop income for the second quarter was $40.0 million, or $1.00 per basic and diluted share1,2. The Company also reported a net book value of $15.31 per share as of June 30, 20143.

SECOND QUARTER 2014

•                 Declared a $0.67 per share cash dividend for the quarter

•                 Recorded GAAP net income of $67.6 million, or $1.68 per basic and diluted share

o                Net income includes $114.1 million of net unrealized gains on MBS and other securities, $14.3 million of net realized loss on MBS and other securities, and $66.0 million of net loss on derivative instruments and linked transactions

•                 Generated core earnings plus drop income of $40.0 million, or $1.00 per basic and diluted share1,2

o                Core earnings of $0.75 per share

o                Drop income of  $0.25 per share2

•                 $15.31 per share net book value as of June 30, 20143

•                 Generated an economic return for the quarter of 12.6%4

•                 Total Stockholders’ Equity of  $638.9 million as of June 30, 2014

•                 3.86% weighted average portfolio yield on Agency and Non-Agency MBS and other securities, including IO securities accounted for as derivatives and “linked transactions” under GAAP1

•                 1.17% weighted average effective cost of financing on Agency and Non-Agency MBS and other securities, including swaps and linked transactions1

•                 2.69% weighted average net interest spread on Agency and Non-Agency MBS and other securities, including IO securities accounted for as derivatives and swaps1

•                 $4.7 billion investment portfolio fair value as of June 30, 2014, including linked transactions

•                 Constant prepayment rate on its Agency RMBS portfolio of 4.9% for the quarter

•    6.5x leverage (including borrowings on linked transactions) as of June 30, 2014

o    7.5x leverage when adjusted for net TBA position 1, 5

COMMON STOCK OFFERING AND PRIVATE PLACEMENT

On April 9, 2014, the Company closed an offering of 13,000,000 shares of its common stock sold to the public and a concurrent private placement of 650,000 shares of its common stock sold to its external manager Western Asset Management Company.  The combined net proceeds from the public offering and the private placement were approximately $200.0 million, after deducting the underwriting discount and estimated offering expenses payable by the Company.

On May 2, 2014, underwriters from the April stock offering notified the Company that they had elected to exercise a portion of their overallotment option and purchase an additional 1,000,000 shares of common stock from the Company providing the Company with incremental proceeds of approximately $14.7 million.  Proceeds were received on May 7, 2014.

SECOND QUARTER 2014 RESULTS

For the second quarter ended June 30, 2014, the Company recorded GAAP net income of $67.6 million, or $1.68 per basic and diluted share. This compares to a net loss of $8.4 million, or $0.32 per basic and diluted share for the first quarter ended March 31, 2014. During the second quarter of 2014, the Company generated core earnings plus drop income of $40.0 million, or $1.00 per basic and diluted share. This compares to core earnings plus drop income of $15.2 million, or $0.56 per basic and diluted share for the first quarter ended March 31, 2014. Core earnings represents a non-GAAP financial measure and is defined as net income (loss) excluding: (i) net realized gain (loss) on investments and derivative contracts; (ii) net unrealized gain (loss) on investments; (iii) loss resulting from mark-to-market adjustments on derivative contracts; (iv) other loss on MBS and other securities; (v) non-cash stock-based compensation expense; and (vi) certain other non-cash charges. Drop income represents a non-GAAP financial measure and is derived from the use of ‘to-be-announced’ forward contract (“TBA”) dollar roll transactions and is defined as the difference between the spot price and the forward settlement price for a comparable security on the trade date.

1   Non – GAAP measure.

2   Drop income is income derived from the use of ‘to-be-announced’ forward contract (“TBA”) dollar roll transactions and is a component of our gain (loss) on derivative instruments on our statement of operations, and is not included in core earnings.

3   June 30, 2014 book value per share reflects the $0.67 per share dividend declared on June 19, 2014 and paid on July 29, 2014.

4   Economic return is calculated by taking the sum of (i) the total dividends declared and (ii) the change in book value during the period and dividing by the beginning book value.

5   6.5x leverage calculation does not reflect net To-Be Announced (“TBA”) mortgage pass-through certificates position. As of June 30, 2014, the net long position in TBAs was $680.4 million in notional value.

For the quarter ended June 30, 2014, average amortized cost of MBS and other securities held, including Agency and Non-Agency Interest-Only Strips accounted for as derivatives and linked transactions, was $4.83 billion, as compared to $3.09 billion for the quarter ended March 31, 2014.

For the quarter ended June 30, 2014, the Company’s weighted average yield on its portfolio was 3.86%, including Agency and Non-Agency MBS and other securities, interest from Interest-Only securities accounted for as derivatives and linked transactions that occurred during the quarter. The Company’s effective cost of funds on its Agency and Non-Agency MBS and other securities financing (including the cost of interest rate swaps and linked transactions) was 1.17%. The annualized net interest spread on its portfolio was 2.69%, including Agency and Non-Agency MBS and other securities, interest from Interest-Only securities accounted for as derivatives and linked transactions, and taking into account the cost of the interest rate swaps. This compares with a weighted average yield of 3.57%, an effective cost of funds of 1.77%, and an annualized net interest spread of 1.80% for the quarter ended March 31, 2014.

The actual constant prepayment rate (“CPR”) for the Company’s Agency RMBS portfolio during the second quarter was 4.9% on an annualized basis, as compared to 3.8% for the first quarter of 2014.

COMMENTARY

“We delivered a strong performance in the second quarter, which reflects the positive impact of our strategic decision to diversify our portfolio away from an Agency REIT and move toward a more “hybrid” REIT model. We successfully deployed the $215 million of capital that we raised early in the quarter and increased the size of our investment portfolio to approximately $4.7 billion,” said Gavin James, Chief Executive Officer of Western Asset Mortgage Capital Corporation. “During the quarter, we generated strong core earnings and delivered an economic return on book value of 12.6%, which is the highest quarterly economic return since our inception. Our exceptional results reflect the strength of the Western platform and our versatile approach to investing across the broad mortgage spectrum, based on where we believe we can generate attractive risk-adjusted returns.”

Anup Agarwal, Chief Investment Officer of Western Asset Mortgage Capital Corporation, commented, “Our portfolio was positioned well for the lower interest rate volatility we saw during the second quarter.  We increased our exposure to Non-Agency RMBS and CMBS, and continued to take advantage of the attractiveness of TBA dollar roll transactions. As a result of the continued  shift within the portfolio among mortgage sectors, we experienced improved yields. This, combined with our lower hedge adjusted financing costs, resulted in a 89 basis point increase in our weighted average net interest spread over the prior quarter. We believe that there are ample opportunities in the Non-Agency sector to generate attractive returns while further diversifying our portfolio. Along with the current Non-Agency RMBS and Agency and Non Agency CMBS asset classes where we have already increased our exposure, we currently expect to begin investing in structures that provide exposure to residential mortgage whole loans in the near future.”

“We continue to have access to repo financing in excess of our current needs and are comfortable with our leverage, given our near-term outlook for continued low interest rate volatility.  We will remain proactive in seeking to capture the relative value opportunities we have across the mortgage sector, as well as the broader fixed income and credit markets,” added Mr. Agarwal.

DIVIDEND

On June 19, 2014, the Company declared a regular cash dividend of $0.67 per share for each common share.  Since inception in May of 2012, WMC has declared and paid total dividends of $8.79 per share in a combination of cash and stock.

PORTFOLIO COMPOSITION

As of June 30, 2014, the Company owned an aggregate securities portfolio equaling $4.71 billion in market value, comprised of $2.04 billion of 30-year fixed-rate Agency RMBS (residential mortgage-backed securities for which the principal and interest payments are guaranteed by a U.S. Government agency or sponsored entity), $1.13 billion of 20-year fixed-rate Agency RMBS, $713.2 million of Non-Agency RMBS (including $15.2 million of linked transactions), $436.6 million of Agency and Non-Agency CMBS (commercial mortgage-backed securities)(including $25.3 million of linked transactions consisting of Non-U.S. CMBS, the Company’s first non U.S. investment), $192.4 million of Agency MBS interest-only and $113.1 million of Agency MBS inverse interest-only strips, $30.7 million of Non-Agency MBS interest-only and $28.6 million of Non-Agency MBS inverse interest-only strips, and $33.9 million of other securities.

The following table sets forth additional information regarding the Company’s portfolio as of June 30, 2014:

Portfolio

($ in millions)

Agency RMBS	Coupon	Principal Balance	Amortized Cost	Estimated Fair Value
30-year fixed rate	3.5%	$600.5	$642.7	$617.5
	4.0%	$536.8	$582.6	$570.6
	4.5%	$688.5	$741.1	$754.1
	5.5%	$76.2	$86.0	$87.0
	6.0%	$8.6	$9.6	$9.7
20-year fixed rate	3.0%	$333.9	$350.0	$340.7
	3.5%	$95.0	$101.0	$99.5
	4.0%	$641.0	$679.1	$687.2
Total Agency RMBS		$2,980.5	$3,192.1	$3,166.3
Non-Agency RMBS (inc. Linked Transactions)	3.6%	$888.5	$703.2	$713.2
Agency & Non-Agency CMBS, including Non U.S.	5.5%	$455.6	$430.8	$436.6

Agency RMBS IOs and IIOs	4.2%	N/A	$208.7	$214.2
Non-Agency IOs and IIOs	6.1%	N/A	$52.6	$54.9
Agency and Non-Agency IOs and IIOs accounted for as derivatives	2.9%	N/A	N/A	$95.6
Total Agency and Non-Agency IOs and IIOs			$261.3	$364.7
Other Securities	7.3%	$25.6	$30.2	$33.9
Total Portfolio			$4,617.6	$4,714.7

PORTFOLIO FINANCING

At June 30, 2014, the Company financed its portfolio with $4.1 billion of borrowings, including $27.5 million of borrowings related to linked transactions, under master repurchase agreements with nineteen (19) of our twenty-three (23) approved counterparties, bearing fixed interest rates with maturities between July 2014 and October 2014.

The Company has also entered into approximately $5.4 billion notional amount of pay-fixed interest rate swaps, excluding forward starting swaps of $1.4 billion (approximately 14.9 months forward) that have variable maturities between October 2014 and February 2044, and $2.5 billion notional amount of pay-variable interest rate swaps, excluding forward starting swaps of $110.0 million (approximately 58.3 months forward) that have variable maturities between October 2018 and August 2043. In addition, the Company has entered into approximately $305.0 million notional amount of pay-fixed interest rate swaptions with swap terms that range between 1 and 10 years and have exercise expiration dates that range from October 2014 to June 2016.

The following tables set forth additional information regarding the Company’s portfolio financing as of June 30, 2014:

Financing as of June 30, 2014

($ in millions)

Repurchase agreements	Balance	Weighted Average Interest Rate (end of period)	Weighted Average Remaining Maturity (days)
Agency RMBS	$3,264.3	0.37%	28
Non-Agency RMBS	$504.7	1.63%	32
Agency and Non-Agency CMBS	$315.2	1.53%	35
Other Securities	27.0	1.55%	23
Non-Agency RMBS Linked Transactions	$12.3	1.55%	17
Non-Agency CMBS Linked Transactions	$15.2	2.11%	92
Total	$4,138.7	0.63%	29

The following tables summarize the average pay rate and average maturity for the Company’s interest rate swaps as of June 30, 2014:

Fixed Pay Rate Swap Transactions

($ in millions)

Remaining Term to Maturity	Notional Amount	Average Fixed Pay Rate	Average Maturity (Years)
1 year or less	$215.9	0.4%	0.3
> 1 year to 3 years	$1,129.1	0.8%	2.1
> 3 years to 5 years	$2,297.8	1.7%	4.6
> 5 years	$3,206.1	2.7%	10.3
Total Fixed Pay Rate	$6,848.9	2.0%	6.7

Variable Pay Rate Swap Transactions

($ in millions)

Remaining Term to Maturity	Notional Amount	Average Variable Pay Rate	Average Maturity (Years)
> 3 years to 5 years	$1,520.0	0.2%	4.9
> 5 years	$1,132.1	0.2%	10.4
Total	$2,652.1	0.2%	7.2

CONFERENCE CALL

The Company will host a conference call with a live webcast today at 12:00 p.m. Eastern Time/9:00 a.m. Pacific Time, to discuss financial results for the second quarter ended June 30, 2014.

Individuals interested in participating in the conference call may do so by dialing 866.235.9914 from the United States, or 412.902.4115 from outside the United States and referencing “Western Asset Mortgage Capital Corporation.” Those interested in listening to the conference call live via the Internet may do so by visiting the Investor Relations section of the Company’s website at www.westernassetmcc.com.

A telephone replay will be available through August 29, 2014 by dialing 877.344.7529 from the United States, or 412.317.0088 from outside the United States, and entering conference ID 10050488. A webcast replay will be available for 90 days.

ABOUT WESTERN ASSET MORTGAGE CAPITAL CORPORATION

Western Asset Mortgage Capital Corporation is a mortgage REIT that invests in Agency RMBS, which are residential mortgage-backed securities for which the principal and interest payments are guaranteed by a U.S. Government agency (such as GNMA) or a U.S. Government-sponsored entity (such as FNMA or FHLMC). The Company also invests in residential mortgage-backed securities that are not guaranteed by a U.S. Government agency or sponsored entity as well as commercial mortgage-backed securities or CMBS and other securities. In the future, it may invest in residential and commercial whole-loans and opportunistically invest in other asset-backed securities or ABS. The Company is externally managed and advised by Western Asset Management Company, an investment advisor registered with the SEC and a wholly-owned subsidiary of Legg Mason, Inc.

FORWARD-LOOKING STATEMENTS

This press release contains statements that constitute “forward-looking statements.”  Operating results are subject to numerous conditions, many of which are beyond the control of the Company, including, without limitation, changes in interest rates; changes in the yield curve; changes in prepayment rates; the availability and terms of financing; general economic conditions; market conditions; conditions in the market for mortgage related investments; legislative and regulatory changes that could adversely affect the business of the Company; and other factors, including those set forth in the Risk Factors section of the Company’s annual report on Form 10-K for the period ended December 31, 2013 filed with the Securities and Exchange Commission (“SEC”). The Company undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

USE OF NON-GAAP FINANCIAL INFORMATION

In addition to the results presented in accordance with GAAP, this release includes certain non-GAAP financial information, including core earnings, core earnings per share, drop income and drop income per share and certain financial metrics derived from non-GAAP information, such as weighted average yield, including IO securities; weighted average effective cost of financing, including swaps; weighted average net interest spread, including IO securities and swaps, which constitute non-GAAP financial measures within the meaning of Regulation G promulgated by the SEC. We believe that these measures presented in this release, when considered together with GAAP financial measures, provide information that is useful to investors in understanding our borrowing costs and net interest income, as viewed by us.  An analysis of any non-GAAP financial measure should be made in conjunction with results presented in accordance with GAAP.

###

Investor Relations Contact:	Media Contact:
Larry Clark	Tricia Ross
Financial Profiles, Inc.	Financial Profiles, Inc.
(310) 622-8223	(310) 622-8226
lclark@finprofiles.com	tross@finprofiles.com

-Financial Tables to Follow-

Western Asset Mortgage Capital Corporation

Balance Sheets (Unaudited)

(in thousands—except share and per share data)

	June 30, 2014	December 31, 2013
Assets:
Cash and cash equivalents	$1,047	$48,525
Mortgage-backed securities and other securities, at fair value ($4,621,548 and $2,818,947 pledged as collateral, at fair value, respectively)	4,674,131	2,853,587
Linked transactions, net, at fair value	13,075	18,559
Investment related receivable ($1,716 and $0 pledged as collateral, at fair value, respectively)	67,822	341
Accrued interest receivable	26,705	12,266
Due from counterparties	135,259	55,434
Derivative assets, at fair value	68,430	105,826
Other assets	813	339
Total Assets	$4,987,282	$3,094,877

Liabilities and Stockholders’ Equity:
Liabilities:
Borrowings under repurchase agreements	$4,111,248	$2,579,067
Accrued interest payable	22,639	12,534
Investment related payables	56,977	-
Due to counterparties	19,436	65,861
Derivative liability, at fair value	105,570	4,673
Accounts payable and accrued expenses	1,637	1,353
Underwriting and offering costs payable	150	8
Payable to related party	2,758	1,842
Dividend payable	27,951	19,445
Total Liabilities	4,348,366	2,684,783

Commitments and contingencies

Total Stockholders’ Equity:
Common stock, $0.01 par value, 500,000,000 shares authorized, 41,718,467 and 26,853,287 shares issued and outstanding, respectively	638,916	410,094
Total Liabilities and Stockholders’ Equity	$4,987,282	$3,094,877

Western Asset Mortgage Capital Corporation

Statement of Operations (Unaudited)

(in thousands—except share and per share data)

	For the three months ended June 30, 2014	For the three months ended June 30, 2013, as Revised	For the six months ended June 30, 2014	For the six months ended June 30, 2013, as Revised

Net Interest Income:
Interest income	$44,604	$32,742	$68,034	$66,492
Interest expense	5,971	4,522	9,361	9,703
Net Interest Income	38,633	28,220	58,673	56,789

Other Income (Loss):
Interest income on cash balances and other income (loss), net	24	12	12	45
Realized gain (loss) on sale of Mortgage-backed securities and other securities, net	(11,278)	(6,083)	(7,562)	(17,743)
Other loss on Mortgage-backed securities and other securities	(2,999)	(3,533)	(4,708)	(5,801)
Unrealized gain (loss) on Mortgage-backed securities and other securities, net	114,117	(156,286)	145,208	(211,045)
Gain on linked transactions, net	688	3,909	2,907	4,505
Gain (loss) on derivative instruments, net	(66,677)	109,474	(126,583)	124,314
Other Income (Loss), net	33,875	(52,507)	9,274	(105,725)

Operating Expenses:
General and administrative (includes $479, $251, $1,067 and $537 non-cash stock based compensation, respectively)	2,375	1,541	4,450	3,278
Management fee – related party	2,559	1,826	4,364	3,939
Total Operating Expenses	4,934	3,367	8,814	7,217

Net income (loss) available to Common Stock and participating securities	$67,574	$(27,654)	$59,133	$(56,153)

Net income (loss) per Common Share – Basic	$1.68	$(1.16)	$1.76	$(2.34)
Net income (loss) per Common Share – Diluted	$1.68	$(1.16)	$1.76	$(2.34)
Dividends Declared per Share of Common Stock	$0.67	$1.85	$1.34	$1.85

Western Asset Mortgage Capital Corporation

Reconciliation of GAAP Net Income to Non-GAAP Core Earnings

(Unaudited)

(in thousands—except share and per share data)

The table below summarizes the reconciliation from Net Income (Loss) to Core Earnings for the three and six months ended June 30, 2014 and 2013:

(dollars in thousands)	For the three months ended June 30, 2014	For the three months ended June 30, 2013	For the six months ended June 30, 2014	For the six months ended June 30, 2013

Net Income (loss) – GAAP	$67,574	$(27,654)	$59,133	$(56,153)
Adjustments:

MBS and other securities:

Unrealized (gain) loss on MBS and other securities	(114,117)	156,286	(145,208)	211,045
Other loss on mortgage-backed and other securities	2,999	3,533	4,708	5,801
Realized loss on sale of MBS and other securities	11,278	6,083	7,562	17,743

Derivative Instruments:

Realized gain on termination of interest rate swaps	(15,996)	(23,881)	(15,998)	(42,139)
Realized (gain) loss on settlement of TBAs	(20,191)	3,163	(22,561)	2,563
Realized loss on expiration of option derivatives	-	925	-	925
Realized loss on termination of futures	16,495	-	16,495	-
Realized (gain) loss on sale of swaptions	5,908	(1,038)	5,908	(1,038)
Realized gain on sale/unlinking of securities underlying linked transactions	-	(3,748)	(1,290)	(3,748)
Realized loss on Agency Interest-Only Strips – accounted for as derivatives	275	-	1,144	99
Mark-to-market adjustments on interest rate swaps	84,619	(71,202)	130,115	(73,060)
Mark-to-market adjustments on interest rate swaptions	(4,333)	(20,751)	4,991	(19,245)
Mark-to-market adjustments on options	-	(324)	-	-
Mark-to-market adjustments on futures contracts	229	-	111	-
Mark-to-market adjustments on TBAs	(3,099)	4,511	(2,631)	3,287
Mark-to-market adjustments on linked transactions	(487)	296	(713)	46
Mark-to-market adjustments on derivative instruments	(1,803)	(3,633)	(583)	(1,284)
Mark-to-market adjustments on foreign currency swaps	(15)	-	(15)	-
Mark-to-market adjustments on foreign currency forwards	138	-	138	-
Non-cash stock-based compensation expense	479	251	1,067	537
Total adjustments	(37,621)	50,471	(16,670)	101,532
Core Earnings – Non-GAAP Financial Measure	$29,953	$22,817	$42,373	$45,379

Basic Core Earnings per Share of Common Stock and Participating Securities - Non-GAAP Financial Measure	$0.75	$0.94	$1.26	$1.87
Diluted Core Earnings per Share of Common Stock and Participating Securities - Non-GAAP Financial Measure	$0.75	$0.94	$1.26	$1.86

Basic weighted average common shares and participating securities	40,130,814	24,305,631	33,555,650	24,256,175
Diluted weighted average common shares and participating securities	40,130,814	24,374,608	33,555,650	24,357,358

Reconciliation of Interest Income

(Unaudited, in thousands)

The following table reconciles total interest income to interest income including interest income on Agency and Non-Agency Interest-Only Strips classified as derivatives and interest income on linked transactions (non-GAAP financial measure) for the three and six months ended June 30, 2014 and 2013:

(in thousands)	For the three months ended June 30, 2014	For the three months ended June 30, 2013	For the six months ended June 30, 2014	For the six months ended June 30, 2013
Coupon Interest	$58,652	$46,411	$93,230	$97,412
Premium amortization, discount accretion and amortization of basis, net	(14,048)	(13,669)	(25,196)	(30,920)
Interest Income	$44,604	$37,742	$68,034	$66,492

Contractual Interest income, net of amortization of basis on Agency and Non-Agency Interest-Only and Interest Strips, classified as derivatives(1):
Coupon Interest	$6,139	$7,031	$14,565	$12,976
Amortization of basis (Non-GAAP Financial Measure)	(4,507)	(4,631)	(10,099)	(8,816)
Contractual Interest Income, net on Foreign currency swaps(1)	1	-	1	-
Contractual Interest income, net of premium amortization, discount accretion and amortization of basis on Linked Transactions (2):
Coupon Interest	760	134	3,860	240
Premium amortization, discount accretion and amortization of basis, net	(509)	428	(2,681)	757
Subtotal	1,884	2,962	5,646	5,157
Total interest income, including interest income on Agency and Non-Agency Interest-Only Strips, classified as derivatives - Non-GAAP Financial Measure	$46,488	$35,704	$73,680	$71,649

(1)          Reported in gain (loss) on derivative instruments in the Statement of Operations.

(2)          Reported in gain (loss) on linked transactions in the Statement of Operations.

The following table reconciles the Effective Cost of Funds (non-GAAP financial measure) with interest expense for the three and six months ended June 30, 2014 and 2013:

	For the three months ended June 30, 2014		For the six months ended June 30, 2014
(dollars in thousands)	Reconciliation	Cost of Funds/Effective Borrowing Costs	Reconciliation	Cost of Funds/Effective Borrowing Costs

Interest expense	$5,971	0.58%	$9,361	0.56%
Interest expense on linked transactions	50	1.57%	275	1.71%
Net interest paid - interest rate swaps	6,083	0.59%	13,936	0.83%
Effective Borrowing Costs	$12,104	1.17%	$25,572	1.40%
Weighted average repurchase borrowings (1)	4,134,551		3,393,434

(1)          Includes average repurchase borrowings under linked transactions.

	For the three months ended June 30, 2013		For the six months ended June 30, 2013
(dollars in thousands)	Reconciliation	Cost of Funds/Effective Borrowing Costs	Reconciliation	Cost of Funds/Effective Borrowing Costs

Interest expense	$4,522	0.45%	$9,703	0.45%
Interest expense on linked transactions	105	1.47%	194	1.61%
Net interest paid - interest rate swaps	5,156	0.51%	9,738	0.46%
Effective Borrowing Costs - Non-GAAP Financial Measure	$9,783	0.96%	$19,635	0.91%
Weighted average repurchase borrowings(1)	4,068,470		4,333,054

(1)          Includes average repurchase borrowings under linked transactions.